Exhibit 10.1

                     Millennium Biotechnologies Group, Inc.
                      2003 Employee Stock Compensation Plan

      Effective as of August 8, 2003, Millennium Biotechnologies Group, Inc. (the "Company"), by resolution of its Board of Directors, has adopted the following Employee Stock Compensation Plan which is intended to compensate employees and consultants with common stock of the Company in lieu of the payment of salary and/or compensation.

      1. The Company may from time to time, upon agreement with employees and/or consultants to the Company, issue shares of common stock of the Company in lieu of, and in full satisfaction of, salary and/or other compensation due to the employee and/or consultant. To compensate the employee and/or consultants for brokerage expenses they may incur and the risk of price fluctuation between the time they receive the shares and the time that they sell the shares, such shares of common stock shall be valued at 80% of the average closing bid price of the Company's common stock for the ten trading days preceding the date of such agreement between the Company and its employee or consultant.

      2. Common stock shall only be issued pursuant to this Plan to employees or consultants of the Company, in consideration of services previously performed on behalf of the Company, provided that such services shall not have been rendered in connection with the raising of capital for the Company, either directly or indirectly, or for services which would otherwise not be registerable under Form S-8 of the Securities Act of 1933.

      3. The Company has authorized the issuance of up to an aggregate of five million shares of common stock (the "Shares") for the purposes set forth herein.

      4. The Company shall register the Shares on Form S-8.

                                            /s/ Jerry Swon
                                            ---------------------------------
                                            Jerry Swon, President


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